UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  October 20, 2026
SenesTech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13430 North Dysart Road, Suite 105 Surprise, AZ	85379
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (928) 779-4143

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 20, 2026, SenesTech, Inc. (the “Company”) received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) providing notification that the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days and the Company’s common stock no longer meets the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until April 19, 2027, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before April 19, 2027, unless the Staff exercises its discretion to extend this 10 day period (generally, to no more than 20 consecutive business days) pursuant to Nasdaq Listing Rule 5810(c)(3)(H).
If the Company does not regain compliance with Rule 5550(a)(2) by April 19, 2027, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.
The Nasdaq notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. The Company intends to actively monitor the bid price of its common stock and will consider options available to it to achieve compliance with the Nasdaq listing rules. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with the other listing standards for the Nasdaq Capital Market.
Item 7.01.  Regulation FD Disclosure.
On October 22, 2026, the Company issued a press release announcing its receipt of the Nasdaq notification. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except as shall be expressly set forth by reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary